Exhibit 10.1
MIAMI INTERNATIONAL HOLDINGS, INC.
2008 STOCK INCENTIVE PLAN
as amended
1.Objectives. The Miami International Holdings, Inc. 2008 Stock Incentive Plan (the "Plan") is designed to attract, motivate and retain selected employees, consultants and other individuals providing services to the Company. These objectives are accomplished by making long-term incentive and other awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.
2.Definitions.
(a)Award. The grant of any form of stock option, stock appreciation right or restricted stock award, whether granted singly, in combination or in tandem, to a Participant pursuant to such terms, conditions, performance requirements, and limitations and restrictions as the Committee may establish in order to fulfill the objectives of the Plan.
(b)Award Agreement. An agreement between the Company and a Participant setting forth the terms, conditions, performance requirements, limitations and restrictions applicable to an Award.
(c)Board. The Board of Directors of Miami International Holdings, Inc.
(d)Cause. Cause shall mean the definition of cause set forth in any written agreement between the Company and the Participant and in the event there is no such agreement cause shall mean: (i) the Participant acting fraudulently in his or her relations with the Company, (ii) the Participant misappropriating or doing material, intentional damage to the property of the Company, (iii) the substantial breach or continuous neglect by the Participant of his or her employment obligations, or willful misconduct by the Participant in the performance of such obligations which occurs or persists after notice and an opportunity to cure, or (iv) the Participant being convicted of a felony, or (v) the Participant's failure to act in the best interest of the Company or breach of his or her fiduciary duties to the Company.
(e)Change in Control. The consummation of (i) a merger or other business combination or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization, or (ii)  the sale or other disposition of all or substantially all of the assets of the Company to any other entity.
Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

(f)Change in Control Price. The higher of (i) the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, (ii) the highest Fair Market Value of the Stock on any of the 30 trading days immediately preceding the date on which a Change in Control occurs.
(g)Code. The Internal Revenue Code of 1986, as amended from time to time.
(h)Committee. The committee of the Board as may be designated from time to time by the Board to administer the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.
(i)Company. Miami International Holdings, Inc. and its direct and indirect subsidiaries.
(j)Disabled or Disability. Permanent and total disability as determined under the Company's long-term disability program or, if no such program has been adopted, the continuous absence of an employee for 187 consecutive days or more due to physical or mental illness or incapacity.
(k)Exchange Act. Securities Exchange Act of 1934, as amended, together with the rules and regulations thereunder.
(l)Fair Market Value. The value of a share of Stock on a particular date as determined by the Committee.
(m)Participant. An individual to whom an Award has been made under the Plan. Awards may be made to any employee, consultant or any other individual providing services to, the Company. However, incentive stock options may be granted only to individuals who are employed by the Company or by a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company, including a subsidiary that becomes such after the adoption of the Plan.
(n)Public Company Status. When the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, whichever event shall first occur.
(o)Securities Act. Securities Act of 1933, as amended, together with the rules and regulations thereunder.
(p)Stock. Authorized and issued or unissued shares of Series B Preferred Stock of the Company having the terms set forth on Annex A attached hereto or any security issued in exchange or substitution therefor.

3.Stock Available for Awards. Subject to Section 11 hereof, a total of 6,100,000 shares of Stock shall be available for issuance pursuant to Awards granted under the Plan. Shares of Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for some other purpose. For purposes of determining the number of shares of Stock issued under the Plan, no shares shall be deemed issued until they are actually delivered to a Participant, or such other person in accordance with Section 7 hereof. Shares of Stock related to Awards, or portions of Awards, that are forfeited, cancelled or terminated, expire unexercised, are surrendered in exchange for other Awards, or are settled in such manner that all or some of the shares of Stock covered by an Award are not and will not be issued to a Participant, shall be restored to the total number of shares of Stock available for issuance pursuant to Awards. Further, shares tendered to or withheld by the Company in connection with the exercise of stock options, or the payment of tax withholding on any Award, shall also be available for future issuance under Awards.
4.Administration. The Plan shall be administered by the Committee, which shall have full power to select Participants, to interpret the Plan, to grant waivers of Award restrictions, to continue, accelerate or suspend exercisability, vesting or payment of an Award and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers include, but are not limited to, the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws and regulations of the countries in which the Company operates in order to assure the viability of Awards granted under the Plan and to enable Participants regardless of where employed to receive advantages and benefits under the Plan and such laws and regulations.
5.Awards. The Committee shall determine the types and timing of Awards to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award. Awards may include those listed below in this Section 5. Awards may be granted singly, in combination or in tandem, or in substitution for, or as alternatives to, grants or rights under any other benefit plan of the Company, including any plan of any entity acquired by, or merged with or into, the Company. Awards shall be effected through Award Agreements executed by the Company in such forms as are approved by the Committee from time to time.
The Committee may determine to make any or all of the following Awards:
(a)Stock Options. A grant of right to purchase a specified number of shares of Stock at a specified exercise price. A stock option may be in the form of (i) an incentive stock option ("ISO") which, in addition to being subject to such terms, conditions and limitations as are established by the Committee, complies with Section 422 of the Code or (ii) a non-qualified stock option subject to such terms, conditions and limitations as are established by the Committee. The aggregate Fair Market Value (as determined as of the time of grant) of the Stock with respect to which ISOs are exercisable for the first time by an employee in any calendar year under the Plan (and/or any other incentive stock option plans of the Company) shall not exceed $100,000. To the extent that any Stock Option is not designated as an ISO or even if so designated does not qualify as an ISO, it shall constitute a Nonqualified Stock Option.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable and set forth in the Award Agreement:
(i)Option Price. The option price per share of Common Stock shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant; provided, however, that for any Nonqualified Stock Option, the option price per share of Common Stock may, alternatively, be fixed at any price deemed to be fair and reasonable, as of the date of grant, by the Committee.
(ii)Option Term. The term of each Stock Option shall be fixed by the Committee, but no ISO shall be exercisable more than 10 years after the date the Stock Option is granted.
(iii)Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.
(iv)Payment of Exercise Price. The price at which shares of Stock may be purchased under a Stock Option shall be paid in full in cash at the time of the exercise or, if permitted by the Committee, by means of tendering Stock or surrendering another Award or any combination thereof. The Committee shall determine acceptable methods of tendering Stock or other Awards and may impose such conditions on the use of Stock or other Awards to exercise a Stock Option as it deems appropriate.
(v)Ten Percent Stockholders. An individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of the Stock on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (v), in determining stock ownership, the attribution rules of Section 424 (d) of the Code shall be applied.
(b)Stock Appreciation Rights. A right to receive a payment, in cash or Stock, equal in value to the excess of the Fair Market Value of a specified number of shares of Stock on the date the stock appreciation right ("SAR") is exercised over the grant price of the SAR, which shall not be less than 100% of the Fair Market Value on the date of grant of such SAR, as determined by the Committee, provided that if an SAR is granted in tandem with or in substitution for another award granted under any plan of the Company, the grant price may be the same as the exercise or designated price of such other award.
(c)Stock Awards. An Award made in restricted Stock or denominated in units of Stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other comparable measurements of the Company performance.

Each restricted Stock Award Agreement shall be subject to the following terms and conditions and such additional terms and conditions as the Committee shall deem desirable and set forth the Award Agreement that are not inconsistent with the Plan:
(i)Restricted Stock may be sold or awarded under the Plan for such consideration as the Committee may determine but shall not be less than 85% of the Fair Market Value of such Stock.
(ii)Each Award of restricted Stock may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Award Agreement.
(iii)A restricted Stock Award Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.
(iv)The provisions of the various restricted Stock Award Agreements entered into under the Plan need not be identical.
6.Tax Withholding. Prior to the payment or settlement of any Award, the Participant must pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state and local tax withholding that in the opinion of the Company is required by law. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.
7.Transferability.
(a)No Award shall be transferable or assignable, or payable to or exercisable by, anyone other than the Participant to whom it was granted, except, (i) by law, will or the laws of descent and distribution, (ii) as a result of the Disability of a Participant or (iii) that the Committee (in the form of an Award Agreement or otherwise) may permit transfers of Awards by gift or otherwise to a member of a Participant's immediate family and/or trusts whose beneficiaries are members of the Participant's immediate family, or to such other persons or entities as may be approved by the Committee, in all cases subject to such restrictions and limitations are set forth in the Award Agreement. Notwithstanding the foregoing, in no event shall ISOs be transferable or assignable other than by will or by the laws of descent and distribution.
(b)All shares of Stock acquired by a Participant pursuant to the Plan or upon the exercise of a Stock Option shall be subject, prior to the time the Company acquires Public Company Status, to special forfeiture conditions, rights of repurchase, rights of refusal and other transfer restrictions as set forth in the Award Agreement and a "lock-up" agreement of the Participant that the Participant will not sell or otherwise transfer or dispose of any shares of Common Stock of the Company held by the Participant for a specified period of time requested by the Company and an underwriter of Common Stock of the Company (not to exceed 18 months) following the date the Company attains Public Company Status.

Such restrictions shall be set forth in the applicable stock Award Agreement and shall apply in addition to any restrictions that may apply to holders of Stock generally.
Any right of the Company or any stockholder of the Company to purchase the Participant's Stock upon the termination of the Participant's services shall be at such price and upon such additional terms as shall be set forth in the Award Agreement. Any such repurchase right may be exercised for cash or for cancellation of indebtedness incurred in purchasing the Stock for a period of 180 days after (i) the death, Disability or termination of Participant's employment and (ii) the date of exercise of any Option that is exercised after the death, Disability or termination of Participant's employment during the applicable exercise period set forth in Section 8 of this Plan.
8.Termination of Employment; Death or Disability.
(a)Termination of Employment.
(i)Resignation or Termination Without Cause. If Participant's employment by the Company terminates for any reason other than by reason of death or Disability or for Cause, all vested and currently exercisable installments of any Option shall remain exercisable for a period of thirty (30) days from the date of termination and, to the extent not exercised, shall terminate and all other non-vested installments of the Option shall immediately and automatically terminate.
(ii)Termination for Cause. If Participant's employment by the Company terminates by virtue of a termination for Cause, the Option, whether vested or not, shall terminate on the date participant's employment terminates.
(b)Disability of Participant. If Participant is unable to continue his or her employment by the Company as a result of Disability of the Participant, Participant may, but only within six (6) months from the date of Disability, exercise such portion of the Option which has vested as of the date of such Disability, and such portion of the Option which has not vested shall terminate. If Participant does not exercise such portion of the Option which has vested and which Participant was entitled to exercise within the time specified herein, the Option shall terminate.
(c)Death of Participant. In the event of the death of Participant during the term of the Option and while an employee of the Company, the Option may be exercised, at any time within six (6) months following the date of Participant's death, by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent that the Option has vested at the date of death. If Participant's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise such portion of Participant's Option which has vested and which the Participant was entitled to exercise in the time specified herein, the Option shall terminate.

(d)Exercise Period for Non-Qualified Stock Options. Notwithstanding the provisions set forth in Section 8(a), (b) and (c) of this Plan, the exercise period for a Non-Qualified Stock Option may be longer than the periods set forth in Section 8(a), (b) or (c) of the Plan as determined by the Committee and set forth in a written agreement between the Company and the Participant.
9.Change in Control.
(a)Subject to the provisions of Section 9(b) below, in the event of a Change in Control, at the discretion of the Committee, (i) each Stock Option shall either be cancelled in exchange for a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Stock Option, or be fully exercisable regardless of the exercise schedule otherwise applicable to such Stock Option and (ii) all restricted shares of Stock and all SARs shall become nonforfeitable and be immediately transferable or payable, as the case may be.
(b)Notwithstanding Section 9(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award or any class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or an Affiliate of such employer) immediately following the Change in Control, provided that any such Alternative Award must:
(i)provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or be better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; and
(ii)have substantially equivalent economic value to such Award (determined at the time of the Change in Control).
10.Conversion of Stock. Each share of Stock will be convertible at the option of the holder thereof into one fully paid and non-assessable share of the Company’s Common Stock (the “Common Stock”), subject to adjustment as described in Annex A, upon a Fundamental Transaction. A “Fundamental Transaction” shall mean a Public Company Event, a merger or consolidation of the Company with or into another corporation or other legal entity, or the sale of all or substantially all of the Company’s properties and assets to any other person which is effected so that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock. For purposes of this Plan, “A Public Company Event” means an initial firm commitment underwritten offering to the public of the Company’s Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended or the registration of the Company’s Common Stock under the Securities Exchange Act of 1934, as amended.

11.Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate the Plan, (a) for the purpose of meeting or addressing any changes in any applicable tax, securities or other laws, rules or regulations or (b) for any other purpose permitted by law, provided no amendment may be made which would impair the rights of a Participant without the Participant's consent.
12.Adjustments. In the event of any change in the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar event, the Committee shall adjust proportionally (a) the number of shares of Stock (i) available for issuance under the Plan, and (ii) covered by outstanding Awards denominated in stock or units of Stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Stock or any distribution to holders of Stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event.
13.Securities Laws. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.
14.Miscellaneous.
(a)Any notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company, and shall become effective when it is received.
(b)The Plan shall be unfunded and the Company shall not be required to establish any special account or fund or to otherwise segregate or encumber assets to ensure payment of any Award.
(c)Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements or plans, subject to shareholder approval if such approval is required, and such arrangements or plans may be either generally applicable or applicable only in specific cases.

(d)No Participant shall have any claim or right to be granted an Award under the Plan and nothing contained in the Plan shall be deemed or be construed to give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Participant at any time without regard to the effect such discharge may have upon the Participant under the Plan. Except to the extent otherwise provided in any plan or in an Award Agreement, no Award under the Plan shall be deemed compensation for purposes of computing benefits or contributions under any other plan of the Company.
(e)The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
(f)The Committee shall have full power and authority to interpret the Plan and to make any determinations thereunder and the Committee's determinations shall be binding and conclusive. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among individuals, whether or not such individuals are similarly situated.
(g)If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
(h)This Plan shall be effective as of May 27, 2008 and shall terminate on May 26, 2018 and no Award shall be granted after that date.

ANNEX A
SERIES B PREFERRED STOCK
1.Certain Defined Terms, Etc. In addition to the terms defined elsewhere herein, certain capitalized terms used in this Article FOURTH have the meanings given to them in Section 10. References in this Article FOURTH to Sections are, unless otherwise stated, references to Sections herein.
2.Designation. Of the 25,000,000 shares of Preferred Stock, par value $.001 per share, that the Corporation is authorized to issue, there are hereby designated Six Million (6,000,000) as “Series B Preferred Stock” having the powers, preferences and relative participating, optional and other special rights and the qualifications, limitations and restrictions set forth in this Article FOURTH (the “Series B Preferred”).
3.Dividends and Distributions. The Series B Preferred shall be entitled to receive dividends and distributions, at the same time and in the same manner as the Common Stock, and in an amount per share equal to the amount per share that the shares of Common Stock into which such Series B Preferred are convertible would have been entitled to receive if such Series B Preferred had been so converted into Common Stock as of the record date established for determining holders entitled to dividends, or if no such record date is established, as of the time of declaration of any such dividend or distribution.
4.Voting Rights. (a) The Series B Preferred will have the right to vote or consent in writing as set forth in this Section 4.
(b)As long as any shares of Series B Preferred are outstanding, the affirmative vote or consent of the holders of two-thirds of the then-outstanding shares of Series B Preferred, voting as a separate class, will be required in order for the Corporation to:
(i)amend, alter or repeal, whether by merger, consolidation or otherwise, the terms of this Article FOURTH or any other provision of the Charter or Bylaws of the Corporation (the “Bylaws”), in any way that adversely affects any of the powers, designations, preferences and relative, participating, optional and other special rights of the Series B Preferred, and the qualifications, limitations or restrictions thereof;
(ii)subdivide or otherwise change shares of Series B Preferred into a different number of shares whether in a merger, consolidation, combination, recapitalization, reorganization or otherwise (whether or not any provision of Section 6 is applicable to such transaction); or
(iii)issue any shares of Series B Preferred other than in accordance with this Article FOURTH.
(c)The Series B Preferred shall have no right to vote or consent on any matters submitted to a vote of the Common Stock, except as otherwise provided by the DGCL.

(d)Notwithstanding any other provision of the Charter or Bylaws, the holders of a majority, or greater number if so required by the Charter or the DGCL, of the then-outstanding Series B Preferred may consent in writing to any matter for which a class vote is contemplated, which written consent when so executed by the holders of a majority, or such greater number required, of the then-outstanding Series B Preferred will be deemed, subject to applicable Delaware law, to satisfy the applicable voting requirements.
5.Reacquired Shares. Any shares of Series B Preferred that are converted, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. None of such shares of Series B Preferred shall be reissued by the Corporation.
6.Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred shall be entitled to receive the same distribution paid to the holders of Common Stock, on an as-converted basis. Neither a consolidation or merger of the Corporation with another corporation or other legal entity, nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.
7.Conversion. (a)  Optional Conversion. Each one share of the Series B Preferred will be convertible at the option of the holder thereof into one fully paid and non-assessable share of Common Stock, subject to adjustment as described below, upon a Fundamental Transaction. A “Fundamental Transaction” shall mean a Public Company Event, a merger or consolidation of the Corporation with or into another corporation or other legal entity, or the sale of all or substantially all of the Corporation’s properties and assets to any other Person which is effected so that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock. For purposes of this Agreement, “A Public Company Event” means an initial firm commitment underwritten offering to the public of the Company’s Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended or the registration of the Company’s Common Stock under the Securities Exchange Act of 1934, as amended.
(b)Mechanics of Optional Conversion. The holder of any certificate for Series B Preferred shall be entitled to request conversion of all or part of its Series B Preferred at any time as provided in Section 7(a), by delivering a written notice to the attention of the Secretary or Treasurer of the Corporation at the Corporation’s principal place of business of its desire to convert its Series B Preferred and receive a replacement certificate or certificates therefor, specifying the number of shares of Series B Preferred to be so converted and the holder’s calculation of the Conversion Rate. In the event of any disagreement between the Corporation and the holder as to the correct Conversion Rate, the Conversion Rate will be finally determined by an investment banking or brokerage firm with no material prior or current relationship with the Corporation or any of its subsidiaries selected by the Board in good faith, the fees and expenses of which will be paid by the Corporation. The Corporation will, promptly upon receipt of all certificates representing Series B Preferred of such holder that are to be converted, issue a certificate or certificates registering the appropriate number of shares of Common Stock to such holder. Upon optional conversion as set forth in Section 7 (a), the shares of Series B Preferred so converted shall be eliminated, and thereafter such shares of Series B Preferred shall become and be known as shares of “Common Stock” without further action on the part of the holder thereof.

(c)Adjustment for Subdivisions or Combinations of Common Stock. In the event that the Corporation at any time or from time to time after the issuance on the Series Preferred effects a subdivision, dividend payable in shares of capital stock, combination or other similar transaction of its outstanding Common Stock into a greater or lesser number of shares, then and in each such event the Conversion Rate will be increased or decreased proportionately.
(d)Reorganization, Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, or dividend payable in shares provided for elsewhere in this Section 7) or a merger or consolidation of the Corporation with or into another corporation or other legal entity, or the sale of all or substantially all of the Corporation’s properties and assets to any other Person which is effected so that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then as a part of such capital reorganization, merger, consolidation or sale, proper provision will be made so that each holder of Series B Preferred will thereafter be entitled to receive upon conversion of the Series B Preferred the same number of shares of stock, securities or assets of the Corporation, or of the successor corporation or other legal entity resulting from such merger or consolidation or sale, which such holder would have been entitled to receive on such capital reorganization, merger, consolidation or sale if such holder’s Series B Preferred had been converted into Common Stock immediately prior to the record date established for determining holders entitled to such distribution, or if no such record date is established, as of the time of such transaction. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 7(d) with respect to the rights of the holders of the Series B Preferred after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7(d) (including adjustment of the Conversion Rate then in effect) will be applicable after that event as nearly equivalent as may be practicable. This provision will apply to successive capital reorganizations, mergers, consolidations or sales.
(e)No Adjustment. No adjustment to the Conversion Rate will be made if such adjustment would result in a change in the Conversion Rate of less than 0.001%. Any adjustment of less than 0.001% which is not made will be carried forward and will be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of 0.001% or more in the Conversion Rate.
(f)Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 7, the Corporation at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation will, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at that time in effect, and (iii) the amount, if any, of other property which at that time would be received upon the conversion of Series B Preferred.

(g)Reservation of Stock Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its shares of Common Stock as will from time to time be sufficient to effect the conversion of all then-outstanding shares of the Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of the Series B Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.
8.Rank. The Series B Preferred will rank on a parity with the Common Stock as to any distributions or upon liquidation, dissolution or winding up.
9.Notice to Holders. Any notice given by the Corporation to holders of record of Series B Preferred will be effective if addressed to such holders at their last addresses as shown on the stock books of the Corporation and deposited in the U.S. mail, sent first-class, and will be conclusively presumed to have been duly given, whether or not the holder of the Series B Preferred receives such notice.
10.Certain Defined Terms. In addition to the terms defined elsewhere in this Article FOURTH, the following terms will have the following meanings when used herein with initial capital letters:
“Conversion Rate” means the number of shares of Common Stock into which each share of Series B Preferred may be converted; and
“Person” means any individual, firm, corporation or other entity and includes any successor (whether by merger or otherwise) of such entity.